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                                                                   EXHIBIT 10.47



                FIRST AMENDMENT TO RECEIVABLES PURCHASE AGREEMEN


                 THIS FIRST AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT dated as of November 30, 1995 (this "First Amendment") is made and entered into by and between KERR GROUP, INC., a Delaware corporation, as seller and initial servicer (the "Seller"), and PNC BANK, NATIONAL ASSOCIATION, a national banking association, as purchaser (the "Purchaser"), with respect to that certain Receivables Purchase Agreement dated as of January 19, 1995, as amended by those certain letter amendments dated February 24, 1995 and April 18, 1995 (the "Existing Agreement"), each by and between the Seller and the Purchaser. As used herein, the term "Agreement" means the Existing Agreement as amended by this First Amendment; and all other capitalized terms used herein shall have the respective meanings specified in accordance with Section 4.04 of this First Amendment.


                                  WITNESSETH:


                 WHEREAS, the Seller has requested that the Purchaser amend the Existing Agreement as set forth herein;

                 WHEREAS, the Purchaser is willing to agree to the Seller's request to amend the Existing Agreement upon the terms and conditions set forth in this First Amendment.

                 NOW THEREFORE, in consideration of the premises (each of which is incorporated herein by reference), the Seller and the Purchaser, intending to be legally bound hereby, hereby agree as follows:


                                   ARTICLE I
                        AMENDMENTS TO EXISTING AGREEMENT

     Section 1.01     Amendments to Section 1.1 of the Existing Agreement.

                 (a)      The defined term "Affiliated Obligor" set forth in
Section 1.1 of the Existing Agreement is hereby amended and restated to read as follows:

                 "Affiliated Obligor" in relation to any Obligor means an Obligor which Seller knows, or has reason to believe, to be an Affiliate of such Obligor.

                 (b)      The defined term "Allocation Minimum" set forth in
Section 1.1 of the Existing Agreement is hereby amended and restated to read as follows:





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                 "Allocation Minimum" means the greater of (i) 30%, or (ii) the
Minimum Deferred Purchase Price Percentage.

                 (c) The defined term "Amendment Fee" set forth below is hereby added to Section 1.1 of the Agreement and shall read as follows:

                 "Amendment Fee" shall have the meaning ascribed to it in
Section 5.1(d).

                 (d) The defined term "Designated Purchase Date" set forth in Section 1.1 of the Existing Agreement is hereby amended and restated to read as follows:

                 "Designated Purchase Date" means any Business day during a Monthly Accounting Period, which is not a Semi-Monthly Reporting Date, a Semi-Monthly Settlement Date, a Monthly Report Date, a Monthly Settlement Date or the Business Day following a Semi-Monthly Reporting Date or a Monthly Reporting Date, and which is designated by Seller on at least two (2) Business Days prior written notice to Purchaser as a date on which Seller desires to sell Eligible Receivables to Purchaser; provided that Seller may designate no more than six (6) such dates during a Monthly Accounting Period.

                 (e) The defined term "Fees" set forth in Section 1.1 of the Existing Agreement is hereby amended and restated to read as follows:

                 "Fees" shall mean collectively the Structuring Fee, the Commitment Fee, the Administrative Fee and the Amendment Fee; and the term "Fee" shall mean any of the Fees.

                 (f) The defined term "First Amendment" set forth below is hereby added to Section 1.1 of the Agreement and shall read as follows:

                 "First Amendment" means that certain First Amendment to Receivables Purchase Agreement dated as of November 30, 1995 by and between the Seller and the Purchaser.

                 (g) The defined term "First Amendment Effective Date" set forth below is hereby added to Section 1.1 of the Agreement and shall read as follows:

                 "First Amendment Effective Date" shall have the meaning ascribed to it in Section 3.02 of the First Amendment.





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                 (h)      The defined term "Letter Amendment" set forth below
is hereby added to Section 1.1 of the Agreement and shall read as follows:

                 "Letter Amendment" means that certain letter amendment dated February 24, 1995 by and between the Seller and the Purchaser.

                 (i) Clause (ii) of the defined term "Material Adverse Effect" set forth in Section 1.1 of the Existing Agreement is hereby amended and restated to read as follows:

                 (ii) the ability of Seller or, if Seller or an Affiliate of Seller is acting as Servicer or Sub-Servicer, Servicer or Sub-Servicer to perform its respective obligations under this Agreement or an Assignment;

                 (j) The defined term "Maximum Purchaser's Net Investment" set forth in Section 1.1 of the Existing Agreement is hereby amended and restated to read as follows:

                 "Maximum Purchaser's Net Investment" means Thirteen Million Five Hundred Thousand Dollars ($13,500,000).

                 (k) The defined term "Sub-Servicer" set forth below is hereby added to Section 1.1 of the Agreement and shall read as follows:

                 "Sub-Servicer" means one or more Persons that are appointed by Purchaser in accordance with Section 7.1(c) or Section 7.2(j) of this Agreement, to act on the behalf of the Purchaser in its capacity as Servicer in the administration, servicing and collection of the Sold Receivables.

                 Section 1.02 Amendments to Section 2.5(b) of the Existing Agreement. The defined term "Current Purchase Price Percentage" set forth in
Section 2.5(b) of the Existing Agreement is hereby amended and restated to read as follows:

                 "Current Purchase Price Percentage" equals the lesser of (i) 70%, or (ii) 1.00 - (15 x NCR)

                 Section 1.03 Deletion of Existing Section 4.21 of the Existing Agreement and Addition of New Section 4.21. Section 4.21 of the Existing Agreement is hereby deleted from the Agreement, and the Existing Agreement is hereby amended to add to the Agreement a new Section 4.21 which shall read as follows:





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                 4.21    Use of Proceeds.  The Seller shall use the proceeds
         of any Current Purchase Price Payment exclusively (i) to pay Earned Discount, Seller Adjustments, Fees and other costs, and expenses hereunder and under the other Receivables Documents, and (ii) to fund working capital purposes of the Seller; but in no event shall the proceeds of any Current Purchase Price Payment be used to prepay any indebtedness of Seller for borrowed money except indebtedness for borrowed money owed to Purchaser.

                 Section 1.04 Amendments to Section 5.1 of the Existing Agreement. Subsection 5.1 of the Existing Agreement is hereby amended (i) to delete from Subsection (c) thereof the reference therein to "$10,000" and to substitute therefor the amount of $20,000, and (ii) to add thereto a new Subsection (d) which shall read as follows:

                 (d) Amendment Fee. In consideration for the amendment of the receivables purchase facility as set forth in the First Amendment, Seller shall pay to Purchaser an amendment and restructuring fee (the Amendment Fee") on the First Amendment Effective Date equal to $135,000.

                 Section 1.05 Amendments to Section 6.14 of the Existing Agreement. Section 6.14 of the Existing Agreement is hereby amended to add new Subsections (d) and (e) thereto which shall read as follows:

                 (d) Effective on and as of the First Amendment Effective Date, Seller hereby agrees that Seller shall maintain Lockboxes and Lockbox Accounts for the collection of Pool Receivables only with the Purchaser. To such end Seller agrees (i) to comply with the provisions of Subsection (e) below, and (ii) to immediately direct all Obligors to direct the payment of Pool Receivables to one or more Lockboxes maintained at Purchaser. Notwithstanding any other provision herein to the contrary, any Lockboxes and related Lockbox Accounts currently maintained with the Purchaser, and any additional Lockboxes and related Lockbox Accounts newly established with the Purchaser in accordance with the directives of this Subsection 6.14(d), shall be titled or retitled, as the case may be, substantially as "PNC Bank, National Association, Collection Account re: Kerr Group, Inc., - Sold Receivables", with such additional identifying information as the Purchaser may deem appropriate. The Seller hereby agrees that the Purchaser shall have exclusive dominion and control over, and ownership of, all such Lockboxes and related Lockbox Accounts and all Collections of Sold Receivables, whether in the form of checks, monies, instruments and other property





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         from time to time in it; without limitation, the Purchaser shall have the sole right to make withdrawals from all such Lockboxes and related Lockbox Accounts. Purchaser acknowledges that Collections with respect to Pool Receivables which are not Sold Receivables may be delivered to a Lockbox, and that Collections in the form of wire transfers with respect to Pool Receivables which are not Sold Receivables may be directed to a Lockbox Account maintained at the Purchaser. Any such Collections of Pool Receivables which are not Sold Receivables shall be processed in accordance with the terms of the applicable Lockbox Agreement, but any such processing shall not be deemed to diminish or impair the exclusive dominion and control over, and ownership of, all such Lockboxes and related Lockbox Accounts by the Purchaser.

                 (e) Within ten (10) days after the First Amendment Effective Date, the Seller will obtain an agreement duly executed and delivered by Harris Trust and Savings Bank ("Harris"), in form and substance satisfactory to Purchaser, containing the following terms and conditions: (i) complete dominion and control of Lockboxes No. 71861 and 95321, and a related Lockbox Account No. 3133766 maintained at Harris, shall be transferred to Purchaser; (ii) Harris shall establish and maintain a separate demand deposit account (the "Seller Account") in the name of Seller to receive collections with respect to Pool Receivables which are not Sold Receivables; (iii) Harris will identify items for deposit into the Seller Account or into the Lockbox Account as follows: (x) items which are accompanied by a reference to invoices which have been identified on an Assignment executed by the Seller will be segregated for deposit into the Lockbox Account; (y) items which are accompanied by a reference to invoices which have not been identified on an Assignment executed by the Seller will be segregated for deposit into the Seller Account; and (z) items lacking a reference to an invoice will be held by Harris for further identification, and the Seller





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         shall covenant and agree to assist Harris in any identification process; (iv) Harris shall process electronic funds transfers received by Harris with respect to Pool Receivables as follows: (x) electronic funds transfers which are accompanied by a reference to invoices which have been identified on an Assignment executed by the Seller will be re-directed for deposit into the Lockbox Account; (y) electronic funds transfers which are accompanied by a reference to invoices which have not been identified on an Assignment executed by the Seller will be deposited into the Seller Account; and (z) electronic funds transfers lacking a reference to an invoice will be held by Harris for further identification, and the Seller shall covenant and agree to assist Harris in any identification process; (v) Harris and Seller shall provide to Purchaser such information concerning Collections and applications as Purchaser may reasonably request; (vi) Seller shall be solely responsible for any increased costs and expenses resulting from such agreement; and (vii) Purchaser may deliver to Harris a directive in the form of Annex A to the Lockbox Letter Agreement among Seller, Purchaser and Harris, dated January 19, 1995, at any time hereafter when Purchaser, in the exercise of its sole discretion, determines that such an action is necessary for the protection of its rights and interest hereunder. In the event an agreement meeting the foregoing requirements is not executed and delivered to Purchaser on or before the tenth (10th) day after the First Amendment Effective Date, Purchaser shall have the right to deliver to Harris a directive in the form of Annex A to the Lockbox Letter Agreement.

                 Section 1.06 Amendment of the Existing Agreement to Add a New Section 6.19. The Existing Agreement is hereby amended to add to the Agreement a new Section 6.19 which shall read as follows:

                 6.19. Use of Proceeds. The Seller will use the proceeds of a Current Purchase Price Payment only for lawful purposes in accordance with Section 4.13 and Section 4.21 hereof as applicable and such uses shall not contravene any applicable Law or any other provision hereof. The Seller hereby specifically covenants and agrees that in no event shall the proceeds of any Current Purchase Price Payment be used to prepay any indebtedness of Seller for borrowed money except indebtedness for borrowed money owed to Purchaser.

                 Section 1.07 Amendment of the Existing Agreement to Add a New Section 6.20. The Existing Agreement is hereby amended to add to the Agreement a new Section 6.20 which shall read as follows:

                 6.20. Liens. The Seller shall not at any time create, incur, assume or suffer to exist any Lien on any of property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Liens permitted under Section
         10.2 of the Note Agreement or otherwise consented to in writing by Purchaser.

                 Section 1.08 Amendments to Section 7.1 of the Existing Agreement. Section 7.1 of the Existing Agreement is hereby amended and restated to read as follows:





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         7.1.    Designation of Seller as Initial Servicer; Designation of
         Purchaser as Successor Servicer

                  (a) Designation of Seller as Initial Servicer. Seller hereby grants to Purchaser an irrevocable power of attorney (coupled with an interest) to designate a Person for the purpose of servicing, administering and collecting the Sold Receivables. Purchaser hereby designates and appoints Seller as the agent of Purchaser and Seller (Seller in such capacity herein, together with any successor servicer of the Sold Receivables, referred to as the "Servicer") as the initial Servicer for the purpose of servicing, administering and collecting the Sold Receivables.

                  (b) Designation of Purchaser as a Successor Servicer. Effective on and as of the First Amendment Effective Date, Purchaser and Seller hereby agree that Seller is discharged from its duties under this Article VII as Servicer. Purchaser hereby assumes the role as Servicer for the purpose of servicing, administering and collecting the Sold Receivables, and the Seller hereby expressly agrees and consents to such assumption by the Purchaser of the role of Servicer for the Sold Receivables.

                  (c) Designation of Seller as a Sub-Servicer. Effective on and as of the First Amendment Effective Date, Purchaser hereby appoints Seller to act as an agent of Purchaser in its capacity as Servicer to perform such duties with respect to the servicing, administering and collecting the Sold Receivables as the Purchaser may direct from time to time (the Seller in such Capacity is herein referred to as the "Sub-Servicer"). So long as Seller shall act as Sub-Servicer under this Agreement, Seller shall pay and be responsible for all costs, expenses and attorneys' fees incurred by Servicer and the Sub-Servicer in connection with the performance of their respective obligations under this Article VII. So long as Seller is Sub-Servicer, Seller hereby acknowledges that the purchase of the Sold Receivables, the incurrence by Purchaser of the risk of collection with respect to the Sold Receivables and the payment to Sub-Servicer of income (if any) on investments from the Servicer Deposit Account constitutes adequate consideration for the services of Sub-Servicer hereunder.

                 Section 1.09 Amendments to Section 7.2 of the Existing Agreement. Section 7.2 of the Existing Agreement is hereby amended to add a new Subsection 7.2(j) and such new Subsection shall read as follows:





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                  (j)     Authority to Appoint Sub-Servicer.  At any time that
         the Purchaser is the Servicer, the Purchaser is hereby authorized to appoint one or more Persons, one of which may be the Seller, as the agent of the Purchaser to perform one or more duties of the Purchaser as Servicer hereunder. The duties of the Sub-Servicer shall be set forth from time to time by the Purchaser pursuant to one or more separate written directives.

                 Section 1.10 Amendments to Section 7.9 of the Existing Agreement. Section 7.9 of the Existing Agreement is hereby amended and restated to read as follows:

                 7.9.   Servicer Deposit Account.  On the date hereof
         Servicer shall cause to be established, and at all times prior to the Final Payout Date, Servicer shall cause to be maintained, one or more segregated trust accounts at Purchaser in the name of Servicer, as trustee for Purchaser (collectively, the "Servicer Deposit Account"). The Servicer Deposit Account shall be used for the deposit of funds set aside pursuant to clauses (ii), (iii) and (iv) of Section 2.6(a) and no other funds. No deposit of funds in the Servicer Deposit Account shall be deemed to reduce the Purchaser's Net Investment, unless and until such funds are actually paid to Purchaser in accordance with Section 2.6 or 2.7. Except during any Liquidation Period, funds on deposit in the Servicer Deposit Account shall be invested in overnight deposits, selected by Seller but acceptable to Purchaser, and the income from such investments shall be added to the balance in such account. During any Liquidation Period, any moneys credited to the Servicer Deposit Account will remain uninvested. Except upon the commencement of, and during the continuance of, any Liquidation Period, all income on the overnight investments of the funds on deposit in the Servicer Deposit Account shall be paid to Servicer, if Seller or an Affiliate of Seller is the Servicer, or to Sub-Servicer, if Seller or an Affiliate of Seller is the Sub-Servicer, on the Semi-Monthly Settlement Date following any credit of such income to the Servicer Deposit Account as consideration for servicing the Sold Receivables. Upon the commencement of any Liquidation Period, all accrued and unpaid income on the overnight investments of the funds on deposit in the Servicer Deposit Account shall be paid to Purchaser on the Semi-Monthly Settlement Date following any credit of such accrued income to the Servicer Deposit Account and shall be applied to reduce the Purchaser's Net Investment. Any losses on the investment of sums deposited in the Servicer Deposit Account shall be for the account of Seller. On the Final Payout Date, after payment of all sums due and owing to Purchaser





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         any remaining balance in the Servicer Deposit Account shall be released to Seller. Notwithstanding any other provision herein to the contrary, on and as of the First Amendment Effective Date, the Servicer Deposit Account shall be retitled substantially as "PNC Bank, National Association, Servicer Deposit Account re: Kerr Group, Inc., - Sold Receivables", with such additional identifying information as the Purchaser may deem appropriate. The Seller hereby agrees that the Purchaser shall have exclusive dominion and control over, and ownership of, the Servicer Deposit Account and all monies, instruments and other property from time to time in it; without limitation, the Purchaser shall have the sole right to make withdrawals from the Servicer Deposit Account.

                 Section 1.11     Amendments to Section 8.1 of the Existing
Agreement.

                 (a) Subsection 8.1(h) of the Existing Agreement is hereby amended and restated to read as follows:

                 8.1(h)   Current Default Ratio and Net Charge-Off Ratio. The
         Current Default Ratio as of any Relevant Month End Date exceeds [3.00%]; (ii) the average of the Current Default Ratios as of any three consecutive Month End Dates exceeds [1.75%]; or (iii) the Net Charge-Off Ratio exceeds [1.20%]; or

                 (b) Subsection 8.1(k) of the Existing Agreement is hereby amended and restated to read as follows:

                 8.1(k)   Delinquency Ratio.  Either (A) the Delinquency Ratio
         at any Relevant Month End Date is greater than [2.60%]; or (B) the average of the Delinquency Ratios at any three consecutive Month End Dates is greater than [2.00%];

                 (c) Subsection 8.1(m) of the Existing Agreement is hereby amended and restated to read as follows:

                 8.1(m)   Cumulative Dilution.  As of any Month End Date, the
         aggregate dollar amount of Dilutions accruing in the twelve-month period ending on such Month End Date equals or exceeds [$20,000,000].

                 Section 1.12 Amendment to Section 9.1 of the Existing Agreement. Section 9.1 of the Existing Agreement is hereby amended to insert the phrase "or Sub-Servicer" immediately after the reference to "Servicer" set forth in the twelfth line thereof.





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                 Section 1.13     Amendment to Section 10.1(b)(vii) of the
Existing Agreement. Clause (vii) of Section 10.1(b) of the Existing Agreement is hereby amended and restated to read as follows:

                 (vii) any failure of Seller, as Servicer, Sub-Servicer or otherwise, to perform any of its duties or obligations in accordance with the provisions of Article VI or VII hereof, or in accordance with the provisions of any written direction delivered to Seller in its capacity as Sub-Servicer pursuant to Sections 7.1(c) and 7.2(j) hereof.

                 Section 1.14 Addition of Exhibit "I-1" to the Agreement. The Existing Agreement is hereby amended to add as an exhibit thereto Exhibit "I-1" attached hereto and made a part hereof.

                 Section 1.15     No Other Amendments.

                 (a) Except as expressly provided in this First Amendment, this First Amendment is not intended to, shall not, and shall not be deemed or construed to, at any time, either explicitly or implicitly: (i) alter, waive or amend any of the provisions of the Existing Agreement or any other Receivables Document; (ii) waive, retroactively, now or in the future, due, timely or full performance of, compliance with, or satisfaction of any covenant, agreement, term, condition or other provision to be performed, complied with, or satisfied by the Seller at any time before, on or after the date hereof under or pursuant to the Agreement or any other Receivables Document as in effect at the time in question; or (iii) impair any right or remedy of (or available to) the Purchaser before, on or after the date hereof under the Existing Agreement, any other Receivables Document or otherwise (including, without limitation, any such right or remedy which may at any time exist or arise with respect to the occurrence, existence or continuance at any time of (x) any Termination Event or Potential Termination Event, (y) any default under any of the other Receivables Documents, or (z) any breach or violation of any covenant, agreement, term, condition or other provision referred to in clause (ii) of this Subsection 1.15(a)).

                 (b) This First Amendment is not intended to, shall not, and shall not be deemed or construed to, establish (either explicitly or implicitly): (i) any course of dealing, course of performance or course of conduct between the Purchaser; or (ii) any obligation or agreement of any nature whatsoever on the part of the Purchaser with respect to (A) any other or further amendment, waiver or consent regarding the Agreement or any other Receivables Document, or (B) any forbearance from the exercise of





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any right or remedy of (or available to) the Purchaser under the Agreement, any other Receivables Document or otherwise.


                                   ARTICLE II
                     SELLER'S SUPPLEMENTAL REPRESENTATIONS

                 As an inducement to the Purchaser to enter into this First Amendment, the Seller hereby represents and warrants to the Purchaser that:

                 Section 2.01 Incorporation by Reference. The Seller hereby repeats herein, for the benefit of the Purchaser, each of the representations and warranties made by the Seller in Article IV of the Existing Agreement, except that, for the purposes hereof, such representations and warranties (i) shall be deemed to be made by the Seller on and as of the First Amendment Effective Date and (ii) shall also extend to and cover (A) this First Amendment and (B) the Existing Agreement, as amended by this First Amendment.


                                  ARTICLE III
                              CONDITIONS PRECEDENT

                 Section 3.01 Conditions Precedent. The execution and delivery by the Purchaser of this First Amendment, and the effectiveness of this First Amendment, is subject to the satisfaction by the Seller, on or before November 30, 1995, of each of the following conditions:

                 (i) The Purchaser shall have received, on or before the First Amendment Effective Date (as hereinafter defined) the following items, each, unless otherwise indicated, dated the First Amendment Effective Date, and each in form and substance satisfactory in all respects to the Purchaser and the Purchaser's special counsel, Tucker Arensberg, P.C. ("Purchaser's Counsel"):

                          (A)     A duly executed counterpart original of this
First Amendment, duly executed and delivered by the Seller;

                          (B)     A duly executed, counterpart original of the
First Amendment to Servicer Deposit Account Agreement substantially in the form of Exhibit "I-1" hereto;

                          (C)     A duly executed, counterpart original of
direction to Harris Trust and Savings Bank transferring control of any Lockbox and Lockbox Account maintained at Harris Trust and Saving Bank to Purchaser;





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                          (D)     A certified copy of the corporate action of
the Seller authorizing the Seller's execution, delivery and performance of this First Amendment;

                          (E)     A certificate of the secretary (or an
assistant secretary) of the Seller certifying the names and incumbency of the officers of the Seller who are authorized to sign this First Amendment and all other documents and certificates delivered hereunder, together with the true signatures of such officers;

                          (F)     A certificate signed by a responsible officer
of Seller and dated the First Amendment Effective Date, stating that the representations and warranties contained in Article IV and in any instrument, agreement or certificate executed and delivered in connection herewith are then true and accurate in all material respects as though made on and as of the First Amendment Effective Date;

                          (G)     Evidence satisfactory to Purchaser that
Seller is duly organized and validly existing and in good standing under the laws of the State of Delaware, is duly qualified as a foreign corporation and in good standing in the State of California and the Commonwealth of Pennsylvania, and has paid all California corporate taxes which are due and payable;

                          (H)     A certified copy of each search report,
certified by the appropriate filing officer (or a similar certificate of counsel admitted to practice in the appropriate jurisdiction), showing that no financing statements or similar statements or notices of tax levies, assessments or liens have been filed with respect to, and then presently cover, any Receivables (except those financing statements filed pursuant to this Agreement in favor of Purchaser and those financing statements or notices (if any) as may be otherwise approved by Purchaser, in writing);

                          (I) The payment in full of the Amendment Fee;

                          (J)     The payment of the reasonable fees and
expenses of counsel to the Purchaser, including without limitation the cost of any UCC lien and tax lien searches concerning the Seller;

                          (K)     Such other evidence as Purchaser may
reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all proceedings in connection herewith and compliance with the conditions set forth in this First Amendment;





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                          (L)     All material consents of all applicable
Governmental Persons and third parties, including without limitation such sublicenses and consents as the Purchaser shall require with regard to all programs owned or leased by Seller and used in the servicing of any Pool Receivables, required to effectuate the transactions contemplated hereby shall have been obtained;

                          (M)     A duly executed counterpart original of the
direction letter from Servicer to Sub-Servicer, duly executed and delivered by the Seller, in its capacity as Sub-Servicer; and

                          (N)     Such other instruments, documents and
opinions of counsel as the Purchaser shall reasonably require, each of which shall be satisfactory in form and substance in all respects to the Purchaser and Purchaser's Counsel.

                 (ii) The following statements shall be true and correct on the First Amendment Effective Date, and the Purchaser shall have received a certificate signed by an authorized officer of the Seller, dated the First Amendment Effective Date, and in form and substance satisfactory in all respects to the Purchaser and Purchaser's Counsel, certifying, on and as of the First Amendment Effective Date, that:

                          (A)     the representations and warranties of the
Seller contained in Section 2.01 of this First Amendment, and in each of the other Receivables Documents to which the Seller is a party, are true and correct on and as of the First Amendment Effective Date as though made on and as of such date;

                          (B)     no petition by or against the Seller has at
any time been filed under the United States Bankruptcy Code or under any similar act;

                          (C)     no Termination Event under the Existing
Agreement, nor any default under any of the other Receivables Documents, has occurred and is continuing, and no Termination Event or Potential Termination Event under the Existing Agreement, nor any default under any of the other Receivables Documents, would result from the execution and delivery of this First Amendment; and

                          (D)     the Seller has in all material respects
performed all agreements, covenants and conditions required to be performed by it on or prior to the First Amendment Effective Date under the Existing Agreement and the other Receivables Documents.

                 Section 3.02 First Amendment Effective Date. For the purposes of this First Amendment, the term "First Amendment

Effective Date" shall mean the first Business Day on which the Purchaser and Purchaser's counsel determine that each of the conditions set forth in Section
3.01 hereof has been either (i) satisfied by the Seller, to the satisfaction of the Purchaser and Purchaser's counsel, or (ii) expressly waived by the Purchaser; provided, however, that the amendment set forth in Section 1.01(b) of this First Amendment shall not become effective until immediately after the first Purchase to occur after the First Amendment Effective Date. If the First Amendment Effective Date does not occur on or before November 30, 1995, then, at the option of the Purchaser, this First Amendment shall be null and void and of no legal effect, and the Purchaser shall have no duty or obligation with respect to any amendment or waiver contemplated hereby.


                                   ARTICLE IV
                            MISCELLANEOUS PROVISIONS

                 Section 4.01 Ratification of Terms. Except as and to the extent expressly amended by this First Amendment, the Existing Agreement and the other Receivables Documents, and each and all of the representations, warranties, covenants, agreements, terms, conditions and other provisions respectively contained therein, are hereby specifically ratified and confirmed.

                 Section 4.02 References. All notices, communications, agreements, certificates, documents or other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Existing Agreement without making specific reference to this First Amendment, but nevertheless all such references shall be deemed to refer to and include this First Amendment unless expressly stated, or the context requires, otherwise.

                 Section 4.03 Counterparts. This First Amendment may be executed in as many different counterparts as may be convenient, each of which when executed by the Seller and the Purchaser shall be regarded as an original and all such counterparts shall constitute one First Amendment. The delivery of an executed counterpart signature page to this First Amendment by telecopier shall be effective as a delivery of an executed original counterpart hereto.

                 Section 4.04 Capitalized Terms and Definitions. Except for proper nouns and except as otherwise defined herein, all capitalized terms used herein shall have the respective meanings specified in the Existing Agreement, as amended by this First Amendment.

                 Section 4.05 First Amendment Effective Date; References, Capitalized Terms and Definitions. From and after the First Amendment Effective Date: (a) each reference in the Existing Agreement and the other Receivables Documents to the Agreement shall be deemed to be a reference to the Existing Agreement, as amended by this First Amendment; and (b) all capitalized terms which are used in the Receivables Documents, and which (as stated therein) are used therein with the respective meanings specified in the Agreement, shall be deemed to have the respective meanings specified in the Existing Agreement, as amended by this First Amendment.

                 Section 4.06 Taxes. The Seller shall pay any and all stamp and other taxes and fees (if any) payable or determined to be payable in connection with the execution, delivery, filing and recording of this First Amendment and any other documents related hereto, and the Seller agrees to indemnify and save the Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay any of such taxes or fees.

                 Section 4.07     Indemnification and Contribution.

         (a) Indemnification. The Seller shall (to the fullest extent permitted by applicable law) indemnify, upon demand, the Purchaser and any subsequent holder of the rights of the Purchaser under the Agreement and their respective shareholders, controlling persons, directors, officers, employees and agents (each of the foregoing an "Indemnified Party"), from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses to which any of them may become subject, insofar as such losses, liabilities, claims, damages or expenses are awarded against or incurred by any of them arising out of or relating to or resulting from (a) any actual or proposed use by the Seller of any of the proceeds of any Current Purchase Price Payment, or (b) the execution, delivery or performance of this First Amendment or any other Receivables Document by the Seller or the Purchaser, or (c) the inability or failure of the Seller to perform its obligations under the Agreement and any other Receivables Documents, as amended, or any other agreement between the Seller and a third party, or (d) any other transaction arising out of or related to this First Amendment or any other Receivables Document, or (e) any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to any of the foregoing whether commenced by the Seller or any other Person; and the Seller shall reimburse any Indemnified Party, upon demand, for any reasonable expenses (including legal fees) incurred in connection with any such loss, liability, claim, damage, expense, investigation, litigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Indemnified Person to be indemnified. The indemnification obligations of the Seller in this
Section 4.07 shall survive the payment in full of the Purchaser's Net
Investment.

                 (b) Contribution. If for any reason the indemnification provided above in this Section 4.07 (and subject to the exceptions set forth therein) is unavailable to an Indemnified Party (other than by a final adjudication by a court of competent jurisdiction that a claim is not within the scope of such indemnification) or is insufficient to hold an Indemnified Party harmless, then Seller shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and Seller on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

                 Section 4.08 Costs and Expenses. The Seller will pay all costs and expenses of the Purchaser (including, without limitation, the reasonable fees and the disbursements of Purchaser's counsel and all fees and expenses incurred by Purchaser or its independent accountants in connection with the audit of the books and records of Seller pertaining to the Pool Receivables) in connection with the preparation, execution and delivery of this First Amendment.

                 Section 4.09 Governing Law. THIS FIRST AMENDMENT AND ALL RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO, OR GIVING EFFECT TO, THE PRINCIPLES OF SAID JURISDICTION REGARDING CONFLICTS OF LAW.

                 Section 4.10 Headings. The headings used in this First Amendment are used herein for convenience and for purposes of reference only, and are not intended to, and shall not, limit or otherwise affect the meaning of this First Amendment or any provision or part hereof.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto, with the intent to be legally bound hereby, have caused this First Amendment to Receivables Purchase Agreement to be duly executed by their respective proper and duly authorized officers as of the day and year first above written.

ATTEST          (Seal)            KERR GROUP, INC., a Delaware corporation, as
Seller, initial Servicer and Sub-Servicer



By /s/ L.R. Knipple                                By: /s/ Geoffrey A. Whynot
  -----------------------------------------            ---------------------------------------------------------
Name: Larry R. Knipple                             Name:  Geoffrey A. Whynot
     --------------------------------------             --------------------------------------------------------
Title:  Secretary                                  Title: Treasurer
       ------------------------------------               ------------------------------------------------------

                                                   PNC BANK, NATIONAL ASSOCIATION, as Purchaser and successor Servicer



                                                   By:  /s/ Anthony L. Trunzo
                                                       ---------------------------------------------------------
                                                   Name:  Anthony L. Trunzo
                                                         -------------------------------------------------------
                                                   Title:  Vice President and Manager
                                                          ------------------------------------------------------


             FIRST AMENDMENT TO SERVICER DEPOSIT ACCOUNT AGREEMENT


                 THIS FIRST AMENDMENT TO SERVICER DEPOSIT ACCOUNT AGREEMENT dated as of November 30, 1995 (this "First Amendment") is made and entered into by and between KERR GROUP, INC., a Delaware corporation, as the seller of Tendered Receivables (the "Seller"), and PNC BANK, NATIONAL ASSOCIATION (the "Bank"), a banking association organized and existing under the laws of the United States of America, for the benefit of PNC BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as purchaser (the "Purchaser") under the Purchase Agreement referred to below and as the new servicer of the Sold Receivables (in such capacity, the "Servicer"), with respect to that certain Servicer Deposit Account Agreement dated as of January 19, 1995 (the "Existing Agreement"), by and between the Seller, the Bank, the Purchaser and Seller in the capacity of Servicer. As used herein, the term "Agreement" means the Existing Agreement as amended by this First Amendment; and all other capitalized terms used herein shall have the respective meanings specified in accordance with Section 2.04 of this First Amendment.


                                  WITNESSETH:

                 WHEREAS, the Seller and Purchaser have entered into a Receivables Purchase Agreement (the "Original Purchase Agreement") dated as of January 19, 1995, whereby Seller agreed to sell, and Purchaser agreed to buy Tendered Receivables and Related Assets of Seller;

                 WHEREAS, upon the assignment and transfer of the Tendered Receivables and the Related Assets to Purchaser, such Tendered Receivables and the Related Assets are referred to as the Sold Receivables;

                 WHEREAS, Seller was appointed as the initial servicer of the Sold Receivables under the Original Purchase Agreement; and

                 WHEREAS, contemporaneously with the execution hereof, the Original Purchase Agreement is being amended by a First Amendment to Receivables Purchase Agreement dated November __, 1995 (the "First Amendment to Purchase Agreement"); the Original Purchase Agreement, as amended by the First Amendment to Purchase Agreement and as further amended from time to time hereafter, the "Purchase Agreement");




                                 EXHIBIT "I-1"

                 WHEREAS, pursuant to the terms of the First Amendment to Purchase Agreement, the Seller is being removed as the servicer of the Sold Receivables, and the Purchaser is to serve in the capacity of Servicer under the Purchase Agreement;

                 WHEREAS, the Seller has requested that the Bank, the Purchaser, and the Purchaser as the new Servicer, amend the Existing Agreement as set forth herein;

                 WHEREAS, the Bank, Purchaser and Servicer are willing to agree to the Seller's request to amend the Existing Agreement upon the terms and conditions set forth in this First Amendment.

                 NOW THEREFORE, in consideration of the premises (each of which is incorporated herein by reference), the Bank, Servicer, Seller and the Purchaser, intending to be legally bound hereby, hereby agree as follows:


                                   ARTICLE I
                        AMENDMENTS TO EXISTING AGREEMENT

                 Section 1.01 Purchaser to Replace Seller as Servicer. From and after the date hereof, the term "Servicer", as used in the Agreement, shall mean and refer to Purchaser, or a successor servicer appointed by Purchaser pursuant to the Purchase Agreement.

                 Section 1.02 Retitling of the Servicer Deposit Account. Notwithstanding the provisions of paragraph A. of the Existing Agreement, on and as of the date hereof, the Servicer Deposit Account shall be retitled substantially as "PNC Bank, National Association, Servicer Deposit Account re:
Kerr Group, Inc. - Sold Receivables", with such additional identifying information as the Purchaser may deem appropriate.

                 Section 1.03 Amendment to Subparagraph B.(2) of the Existing Agreement. The following clause is hereby deleted from Subparagraph B.(2) of the Existing Agreement: ", including any obligations of Seller in its capacity as Servicer,", and the following clause is hereby substituted therefor:", including any obligations of Seller in its capacity as Sub-Servicer (as such term is defined in the Purchase Agreement),".

                 Section 1.04 Amendment to Paragraph H. of the Existing Agreement. The following parenthetical is hereby inserted into Paragraph H. of the Existing Agreement immediately after the reference to the "Servicer" in the first line thereof: "(if Servicer is a person other than Purchaser)".

                 Section 1.05 Amendment to Subparagraph K.(1) of the Existing Agreement. The address shown for Servicer in Subparagraph K.(1) of the Existing Agreement is hereby deleted and the addresses shown for Purchaser in Subparagraph K.(4) are substituted therefor.

                 Section 1.06 Amendment to Paragraph M. of the Existing Agreement. The proviso in Paragraph M. of the Existing Agreement is hereby deleted and the following language is substituted therefor:

                 "provided, however, that neither Servicer (if Servicer is someone other than Purchaser) nor Seller may assign its rights or duties hereunder without the prior written consent of Purchaser."

                 Section 1.07     No Other Amendments.

                 (a) Except as expressly provided in this First Amendment, this First Amendment is not intended to, shall not, and shall not be deemed or construed to, at any time, either explicitly or implicitly: (i) alter, waive or amend any of the provisions of the Existing Agreement or any other Receivables Document; (ii) waive, retroactively, now or in the future, due, timely or full performance of, compliance with, or satisfaction of any covenant, agreement, term, condition or other provision to be performed, complied with, or satisfied by the Seller at any time before, on or after the date hereof under or pursuant to the Agreement or any other Receivables Document as in effect at the time in question; or (iii) impair any right or remedy of (or available to) the Purchaser before, on or after the date hereof under the Existing Agreement, any other Receivables Document or otherwise (including, without limitation, any such right or remedy which may at any time exist or arise with respect to the occurrence, existence or continuance at any time of (x) any Termination Event or Potential Termination Event, (y) any default under any of the other Receivables Documents, or (z) any breach or violation of any covenant, agreement, term, condition or other provision referred to in clause (ii) of this Subsection 1.07(a)).

                 (b) This First Amendment is not intended to, shall not, and shall not be deemed or construed to, establish (either explicitly or implicitly): (i) any course of dealing, course of performance or course of conduct between the Purchaser; or (ii) any obligation or agreement of any nature whatsoever on the part of the Purchaser with respect to (A) any other or further amendment, waiver or consent regarding the Agreement or any other Receivables Document, or (B) any forbearance from the exercise of any right or remedy of (or available to) the Purchaser under the Agreement, any other Receivables Document or otherwise.

                                   ARTICLE II
                            MISCELLANEOUS PROVISIONS

                 Section 2.01 Ratification of Terms. Except as and to the extent expressly amended by this First Amendment, the Existing Agreement, and each and all of the representations, warranties, covenants, agreements, terms, conditions and other provisions contained therein, are hereby specifically ratified and confirmed.

                 Section 2.02 References. All notices, communications, agreements, certificates, documents or other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Existing Agreement without making specific reference to this First Amendment, but nevertheless all such references shall be deemed to refer to and include this First Amendment unless expressly stated, or the context requires, otherwise.

                 Section 2.03 Counterparts. This First Amendment may be executed in as many different counterparts as may be convenient, each of which when executed by the Seller and the Purchaser shall be regarded as an original and all such counterparts shall constitute one First Amendment. The delivery of an executed counterpart signature page to this First Amendment by telecopier shall be effective as a delivery of an executed original counterpart hereto.

                 Section 2.04 Capitalized Terms and Definitions. Except for proper nouns and except as otherwise defined herein, all capitalized terms used herein shall have the respective meanings specified in the Existing Agreement, as amended by this First Amendment or in the Purchase Agreement, as appropriate.

                 Section 2.05 Costs and Expenses. The Seller will pay all costs and expenses of the Purchaser and Bank (including, without limitation, the reasonable fees and the disbursements of Purchaser's counsel) in connection with the preparation, execution and delivery of this First Amendment.

                 Section 2.06 Governing Law. THIS FIRST AMENDMENT AND ALL RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO, OR GIVING EFFECT TO, THE PRINCIPLES OF SAID JURISDICTION REGARDING CONFLICTS OF LAW.

                 Section 2.07 Headings. The headings used in this First Amendment are used herein for convenience and for purposes of reference only, and are not intended to, and shall not, limit or otherwise affect the meaning of this First Amendment or any provision or part hereof.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto, with the intent to be legally bound hereby, have caused this First Amendment to Servicer Deposit Account Agreement to be duly executed by their respective proper and duly authorized officers as of the day and year first above written.


ATTEST          (Seal)             KERR GROUP, INC., a Delaware
                                   corporation, as Seller


By:                                By:
   ----------------------------       -------------------------------------
Name:                              Name:
     --------------------------         -----------------------------------
Title:                             Title:
      -------------------------          ----------------------------------


                                   PNC BANK, NATIONAL ASSOCIATION, as
                                   Purchaser and Service


                                   By:
                                      -------------------------------------
                                   Name:
                                        -----------------------------------
                                   Title:
                                         ----------------------------------


                                   PNC BANK, NATIONAL ASSOCIATION, as Bank


                                   By:
                                      -------------------------------------
                                   Name:
                                        -----------------------------------
                                   Title:
                                         ----------------------------------